UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 31, 2007

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

Nevada	0-50046	88-0433489
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

 5570A Kennedy Road Mississauga, Ontario, Canada

(905) 568-5220

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On January 31, 2007, KMA Global Solutions International, Inc. (the “Company”) sold 10,000,000 shares (the “Shares”) of its common stock, par value $0.001 (the “Common Stock”).

The purchase price for the Shares was $1,000,000 (($0.10 per share), payable $500,000 on January 31, 2007 and $500,000 within thirty (30) days after the effectiveness of the registration statement under the Securities Act of 1933 referred to below. The purchasers of the Shares also will receive warrants to acquire an additional 10,000,000 shares of Common Stock at an exercise price of $0.20 per share.

Incendia Management Group, Inc., as agent for the investors, will receive a fee of 10% of the gross value received for the Shares or 1,000,000 shares of Common Stock (the “Agent Shares”) and warrants to acquire 1,000,000 shares of Common Stock at an exercise price of $0.20 per share.

The Company is required to file, on or before February 14, 2007, a registration statement under the Securities Act of 1933 to register the Shares and the Agent Shares, together with the warrants described above and any Common Stock that might be issued upon exercise of the warrants, to use its best efforts to have that registration statement declared effective on or before April 2, 2007 and to maintain the effectiveness of that registration statement (which would include prospectus supplements or updates as required from time to time) for a period of two years. The Company will pay all fees, costs and expenses associated with the registration statement.

The sale of the Shares was exempt from registration under the Securities Act of 1933 pursuant to Regulation S (Rules 901 through 906) promulgated by the Securities and Exchange Commission in that the sales were made in “offshore transactions” to persons who are non-residents of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2007                               KMA Global Solutions International, Inc.

                      By: /s/ Jeffrey D. Reid
                      Name: Jeffrey D. Reid
                                                    Title:  President and CEO